Exhibit 10.91

June 24, 2011

Dr. Martin Strassner
PVA TePla Danmark
Smedetoften 4
3600 Frederikssund, Denmark

Re:  Hoku Materials / PVA TePla Danmark

Dear Dr. Strassner:

This letter agreement memorializes the terms of our further agreement regarding Purchase Order128400-G300-00 (the “PO”) that was executed pursuant to that certain Equipment Purchase & Sale Agreement, dated April 8, 2008 (together with the PO, the “Agreement”), by and between Hoku Materials, Inc. (“Hoku”) and PVA TePla Danmark (“PVA TePla”) with respect to the equipment described therein (the “Equipment”).  To date, PVA TePla acknowledges receipt of prior payment made towards the Agreement in the amount of $5,973,995.50, and Hoku recognizes an outstanding balance of $635,999.50 (the “Outstanding Balance”).  Hoku hereby agrees to pay PVA TePla the Outstanding Balance by providing a standby letter of credit in the amount of $635,999.50 (the “Letter of Credit”) in accordance with the following arrangement:

(i)	Deliver the Letter of Credit by July 8th, 2011 in the amount of $635,999.50.

(ii)	Upon the earlier of successful acceptance testing at Hoku’s facility in Pocatello, Idaho, and July 30, 2011, Hoku shall pay the amount of $317,999.75 (the “Second Payment”).

(iii)	Upon the earlier of 6 months after the date of commissioning and December 31, 2011, Hoku shall pay the amount of $317,999.75 (the “Third Payment”).

PVA TePla shall release the Equipment to Hoku or its authorized agent upon receipt of the Letter of Credit.  Following payment of the Second Payment and the Third Payment, Hoku may cancel the Letter of Credit.

The warranty period of the Equipment is set at 6 months from the date of successful acceptance but expires at the latest on December 31st, 2011.

If Hoku substantially performs its obligations set forth in this letter agreement, then PVA TePla shall waive any and all interest, storage, legal, and other fees and expenses to which PVA TePla may be entitled pursuant to the Agreement.

Except for the amendments set forth herein, which specifically supersede all previous agreements (oral and written) regarding the foregoing payment and shipment terms, the terms of the Agreement remain unchanged and continue in full force and effect.

Hoku Corporation (Nasdaq: HOKU)
Hoku Solar, Inc. · Hoku Materials, Inc.
One Hoku Way · Pocatello, Idaho 83204 · Tel 208-235-6000 · Fax 808-440-0357 · www.hokumaterials.com

Dr. Martin Strassner PVA TePla Danmark June 24, 2011 Page of 2 of 2

If PVA TePla accepts Hoku’s offer and its counter undertakings set forth herein, please sign and return a copy of this letter to me as soon as possible.

Sincerely,

Accepted and Agreed as of June 27 , 2011

HOKU MATERIALS, INC	PVA TEPLA DANMARK

By: /s/ Martin Strassner
Martin Strassner, Branch Manager
/s/ Mike Zhang
Mike Zhang, President	/s/ Arnd Bohle
Arnd Bohle, CFO